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                                                                       Exhibit 5
                              Holland & Knight LLP
                        701 Brickell Avenue, Suite 3000
                              Miami, Florida 33131

December 21, 2001

Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive, 25/th/ Floor
Miami, Florida 33131

          Re: Kos Pharmaceuticals, Inc.--Registration Statement on Form S-3 (File No. 333-68874)

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-68874), filed by Kos Pharmaceuticals, Inc. (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, up to an aggregate of $200,000,000, shares of the Company's authorized common stock, par value $.01 per share (the "Common Stock"), shares of the Company's authorized preferred stock, in one or more series (the "Preferred Stock"), options, warrants and other rights to purchase shares of the Common Stock or shares of the Preferred Stock (collectively, the "Securities").

     In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

     Based on the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Securities, upon issuance and after the Company receives fair consideration therefore, will be are duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                               Very truly yours,


                               Holland & Knight LLP